Exhibit 99.1

Popular, Inc. Announces Second Quarter 2024 Financial Results

•	Net income of $177.8 million in Q2 2024, compared to net income of $103.3 million in Q1 2024.

•

Excluding the impact of certain transactions from the results of operations for the first quarter of 2024 (FDIC Special Assessment and prior period tax withholdings), net income in Q2 2024 increased by $42.6 million when compared to adjusted net income of $135.2 million in Q1 2024.

•	Net interest income amounted to $568.3 million, an increase of $17.6 million compared to Q1 2024.

•	Net interest margin of 3.22% in Q2 2024, compared to 3.16% in Q1 2024; net interest margin on a taxable equivalent basis of 3.48% in Q2 2024, compared to 3.38% in Q1 2024.

•	Non-interest income of $166.3 million, compared to $163.8 million in Q1 2024.

•

Operating expenses amounted to $469.6 million, down by $13.5 million compared to Q1 2024. Excluding the impact of the transactions mentioned above from the first quarter of 2024, operating expenses increased by $7.2 million or 1.5%.

•	Credit quality remains stable with improved credit metrics:

•	Non-performing loans held-in-portfolio (“NPLs”) decreased by $12.3 million from Q1 2024; NPLs to loans ratio remained flat at 1.0%;

•	Net charge-offs (“NCOs”) decreased by $8.6 million from Q1 2024; annualized NCOs at 0.61% of average loans held-in-portfolio vs. 0.71% in Q1 2024;

•	Allowance for credit losses (“ACL”) to loans held-in-portfolio at 2.05% vs. 2.11% in Q1 2024; and

•	ACL to NPLs at 213.6% vs. 208.8% in Q1 2024.

•	Loans ending balances, excluding loans held-for-sale, amounted to $35.6 billion, an increase of $472.9 million from Q1 2024.

•	Average quarterly loan balances increased by $332.2 million.

•	Ending deposit balances amounted to $65.5 billion, an increase of $1.7 billion from Q1 2024.

•	Average quarterly deposit balances increased by $993.5 million.

•	Common Equity Tier 1 ratio of 16.48%, Common Equity per share of $73.94 and Tangible Book Value per share of $62.71 at June 30, 2024.

SAN JUAN, Puerto Rico – (BUSINESS WIRE) – Popular, Inc. (the “Corporation,” “Popular,” “we,” “us,” “our”) (NASDAQ:BPOP) reported net income of $177.8 million for the quarter ended June 30, 2024, compared to net income of $103.3 million for the quarter ended March 31, 2024. Net income in the first quarter of 2024 included a $9.1 million after tax expenses arising from the impact of the FDIC special assessment (the “FDIC Special Assessment”) and a $22.9 million tax expense related to prior period intercompany distributions from the Corporation’s U.S subsidiaries. Excluding the impact of these items from the results of the first quarter of 2024, net income increased by $42.6 million during the quarter ended June 30, 2024.

Ignacio Alvarez, President and Chief Executive Officer, said: “We are very pleased with our financial performance for the quarter. Our strong earnings were driven by higher net interest income and lower provision for credit losses. We also expanded our net interest margin by six basis points. Credit quality trends remained positive, with lower net charge-offs as well as lower levels and inflows of non-performing loans.

Our solid capital position allows us to continue to serve the needs of our customers, while prudently increasing our dividend and returning capital to our shareholders. Reflecting this strength, we announced a 13% increase in our quarterly common stock dividend and a $500 million common stock repurchase authorization.

We continue to successfully execute on our Transformation to better serve our customers and drive returns over time. This includes investing in talent and technology to deepen our relationships with customers and maximize the opportunities inherent in our franchise. I am proud of the enthusiasm and commitment demonstrated by our colleagues and optimistic about the future.”

Significant Events

Capital actions

On July 24, 2024, the Corporation announced the following capital actions:

•	common stock repurchases of up to $500 million; and

•

an increase in the Corporation’s quarterly common stock dividend from $0.62 to $0.70 per share, commencing with the dividend payable in the first quarter of 2025, subject to the approval by the Corporation’s Board of Directors.

The Corporation’s planned common stock repurchases may be executed in open market transactions, privately negotiated transactions, block trades or any other manner determined by the Corporation. The timing, quantity and price of such repurchases will be subject to various factors, including market conditions, the Corporation’s capital position and financial performance, the capital impact of strategic initiatives and regulatory and tax considerations. The common stock repurchase program does not require the Corporation to acquire a specific dollar amount or number of shares and may be modified, suspended or terminated at any time without prior notice.

Earnings Highlights

(Unaudited)	Quarters ended			Six months ended
(Dollars in thousands, except per share information)	30-Jun-24	31-Mar-24	30-Jun-23	30-Jun-24	30-Jun-23
Net interest income	$568,312	$550,744	$531,668	$1,119,056	$1,063,324
Provision for credit losses	46,794	72,598	37,192	119,392	84,829

Net interest income after provision for credit losses	521,518	478,146	494,476	999,664	978,495
Other non-interest income	166,306	163,818	160,471	330,124	322,432
Operating expenses	469,576	483,113	460,284	952,689	900,971

Income before income tax	218,248	158,851	194,663	377,099	399,956
Income tax expense	40,459	55,568	43,503	96,027	89,817

Net income	$177,789	$103,283	$151,160	$281,072	$310,139

Net income applicable to common stock	$177,436	$102,930	$150,807	$280,366	$309,433

Net income per common share-basic	$2.47	$1.43	$2.10	$3.90	$4.32

Net income per common share-diluted	$2.46	$1.43	$2.10	$3.90	$4.32

Non-GAAP Financial Measures

This press release contains financial information prepared under accounting principles generally accepted in the United States (“U.S. GAAP”) and non-GAAP financial measures. Management uses non-GAAP financial measures when it has determined that these measures provide more meaningful information about the underlying performance of the Corporation’s ongoing operations. Non-GAAP financial measures used by the Corporation may not be comparable to similarly named non-GAAP financial measures used by other companies.

Adjusted net income

In addition to analyzing the Corporation’s results on a reported basis, management monitors the “adjusted net income” of the Corporation and excludes the impact of certain transactions on the results of its operations. Management believes that the “adjusted net income” provides meaningful information about the underlying performance of the Corporation’s ongoing operations. The “adjusted net income” is a non-GAAP financial measure.

Net interest income on a taxable equivalent basis

Net interest income, on a taxable equivalent basis, is presented with its different components in Tables D, E and F. Net interest income on a taxable equivalent basis is a non-GAAP financial measure. Management believes that this presentation provides meaningful information since it facilitates the comparison of revenues arising from taxable and tax-exempt sources.

Tangible Common Equity

The tangible common equity, tangible common equity ratio, tangible assets and tangible book value per common share are non-GAAP financial measures. Tangible common equity ratio and tangible book value per common share in conjunction with more traditional bank capital ratios are commonly used by banks and analysts to compare the capital adequacy of banking organizations with significant amounts of goodwill or other intangible assets, typically stemming from the use of the purchase accounting method for mergers and acquisitions. Neither tangible common equity nor tangible assets or related measures, should be used in isolation or as a substitute for stockholders’ equity, total assets or any other measure calculated in accordance with GAAP.

Refer to Table R for a reconciliation of total stockholders’ equity to tangible common equity and total assets to tangible assets.

The following table presents the reconciliation of the net income to the adjusted net income (non-GAAP) for the quarter ended March 31, 2024. There were no adjustments to net income for the quarter ended June 30, 2024.

Adjusted Net Income for the Quarter Ended March 31, 2024 (non-GAAP)

(Unaudited)
(In thousands)	Income before income tax	Income tax expense (benefit)	Total
U.S. GAAP Net income	$158,851	$55,568	$103,283
Non-GAAP Adjustments:
FDIC Special Assessment [1]	14,287	(5,234)	9,053
Adjustments related to tax withholdings on prior period distributions from U.S. subsidiaries [2]	6,400	16,483	22,883

Adjusted net income (non-GAAP)	$179,538	$44,319	$135,219

[1] Expense related to the November 16, 2023 FDIC Special Assessment to recover the losses to the deposit insurance fund used by the FDIC in connection with the receiverships of several failed banks. The special assessment amount and collection period may change as the estimated loss is periodically adjusted or if the total amount collected varies.

[2] Income tax expense and other related expenses from prior periods related to withholding taxes on certain distributions from U.S. subsidiaries.

Net interest income and net interest income on a taxable equivalent basis (non GAAP)

Net interest income for the quarter ended June 30, 2024, was $568.3 million, an increase of $17.6 million when compared to $550.7 million for the previous quarter. Net interest margin for the second quarter of 2024 was 3.22% compared to 3.16% in the prior quarter or an increase of six basis points.

Net interest income on a taxable equivalent basis for the second quarter of 2024 was $614.8 million, compared to $589.6 million in the previous quarter, an increase of $25.2 million. Net interest margin on a taxable equivalent basis for the second quarter of 2024 was 3.48%, compared to 3.38% in the first quarter of 2024, or a 10 basis points increase.

The main variances in net interest income and net interest margin on a taxable equivalent basis were:

•

interest income from investment securities increased by $25.8 million due to the reinvestment of maturities in higher yielding U.S. Treasury bills, resulting in $28.2 million of additional interest income for the period which was offset in part by lower interest income from mortgage backed securities by $2.1 million due to lower volume and yields in the portfolio; and

•	higher interest income from loans by $9.7 million due to higher average loan balances and higher yields in all portfolios;

partially offset by:

•

higher interest expense on deposits by $10.4 million, due to higher average volume and higher cost of interest-bearing deposits by $901 million and three basis points, respectively. In Puerto Rico, the cost of government interest-bearing demand deposits, decreased eight basis point quarter over quarter, while average balances increased by $647 million. This positive variance was in part offset by an increase in the total cost of time deposits of 28 basis points including the cost of time deposits of the P.R government. Total cost of deposits for the second quarter was 2.10% or a three basis points increase from the previous quarter.

Net Interest Income and Net Interest Margin (Banco Popular de Puerto Rico Segment)

Net interest income for the Banco Popular de Puerto Rico (“BPPR”) segment amounted to $488.7 million for the second quarter of 2024, an increase of $15.9 million when compared to $472.8 million in the previous quarter. Net interest margin in the BPPR segment increased from the first quarter of 2024 by seven basis points to 3.40%. The most significant variances quarter over quarter in net interest income and net interest margin for BPPR were:

•

higher interest income from investment securities which increased in total by $17.7 million due to a 27 basis points increase in the yield from U.S. Treasury securities offset in part by lower interest income on mortgage back securities of $1.6 million due to lower volume and yields; and

•

higher interest income on loans by $9.1 million. This uplift in interest income was associated with an increase of $4.2 million in interest income from the commercial loans portfolio, which average balances and yields increased by $165 million and five basis points, respectively. The remaining increase in interest income of $4.9 million is due to the net growth across all other BPPR loan portfolios.

Partially offset by:

•

higher interest expense from deposits by $7.4 million. The cost of time deposits increased by $4.8 million resulting from higher cost by 32 basis points driven by the repricing and higher average balances of certain time deposit accounts of the P.R government for which BPPR’s fiduciary division acts as escrow agent. Interest expense on interest-bearing demand deposits accounts increased by $2.8 million, mainly driven by an increase in average balances, partially offset by a decrease in cost of five basis points. Total deposit cost for the BPPR segment in the second quarter of 2024 was 1.83%, compared to 1.81% in the previous quarter, an increase of two basis points; and

•

lower interest income in money market investments by $3.5 million due to lower volume that corresponds to the deployment of liquidity for loan origination activity and investment in treasury bills as described above.

Net Interest Income and Net Interest Margin (Popular Bank Segment)

Net interest income and net interest margin for the Popular Bank (“PB”, or “Popular U.S.”) segment increased to $85.9 million and 2.60%, respectively, for the quarter ended June 30, 2024, compared to $84.9 million and 2.59%, respectively, during the quarter ended March 31, 2024. Interest income from money market investments increased by $2.6 million during the quarter mainly due to higher volume resulting from an increase in deposits. Total cost of funds in PB increased by $2.7 million due to higher average balance in time deposits of $443.8 million which drove the cost up by $4.7 million but that were partially offset by lower interest expense on interest-bearing demand deposits by $1.6 million. Total cost of deposits for the quarter was 3.43%, a three basis points increase from the previous quarter.

Non-interest income

Non-interest income amounted to $166.3 million for the quarter ended June 30, 2024, an increase of $2.5 million when compared to $163.8 million for the quarter ended March 31, 2024. The variance in non-interest income was driven primarily by higher other service fees by $2.6 million due mainly to higher credit and debit card fees as a result of higher volume of customer transactions.

Refer to Table B for further details.

Operating expenses

Operating expenses for the second quarter of 2024 totaled $469.6 million, a decrease of $13.5 million when compared to the first quarter of 2024. Excluding the $6.4 million of interest accrued related to prior period tax withholdings and the $14.3 million impact of the FDIC Special Assessment, total expenses for the first quarter of 2024 were $462.4 million. The second quarter’s expenses increased by $7.2 million when compared to this adjusted expense. The main drivers of the $7.2 million variance were:

•

higher professional fees by $8.8 million mainly due to higher consulting and assurance professional services expenses by $6.8 million related to corporate initiatives focused on regulatory, cyber security and other advisory efforts;

•	higher operational losses by $8.3 million due to build up on reserves for operational losses;

•

higher processing and transactional services expenses by $4.9 million mainly due to higher retail customers’ debit card issuance costs by $1.8 million, higher merchant processing expenses by $1.3 million and higher credit card processing fees by $1.6 million; and

•

higher business promotion expenses by $4.5 million mainly due to higher customer reward program expenses in our credit card business by $2.4 million and higher advertising and strategic communications expense and donations granted during the quarter by $1.7 million.

partially offset by:

•

lower personnel cost by $18.0 million mainly due to a decrease in performance shares and restricted stock expenses by $8.2 million, lower other compensation expenses by $8.5 million due to lower payroll taxes and vacations accrual that are typically higher in the first quarter of the year;

Full-time equivalent employees were 9,241 as of June 30, 2024, compared to 9,132 as of March 31, 2024.

For a breakdown of operating expenses by category refer to Table B.

Income taxes

For the quarter ended June 30, 2024, the Corporation recorded an income tax expense of $40.5 million, compared to an income tax expense of $55.6 million for the previous quarter. Excluding the $11.2 million net impact related to a tax withholding on intercompany distributions from prior periods and the tax effect of the FDIC Special Assessment that was recognized during the first quarter of 2024, income tax expense for the quarter ended March 31, 2024, would have been $44.3 million.

The effective tax rate (“ETR”) for the second quarter of 2024 was 18.5%, compared to 35.0% for the previous quarter. Excluding the impact of the tax withholding and the additional expense related to the FDIC Special Assessment during the first quarter of 2024, the ETR would have been 24.7%.

The ETR of the Corporation is impacted by the composition and source of its taxable income. The Corporation expects its ETR for the year 2024 to be within a range from 21% to 23%.

Credit Quality

Credit quality metrics in the second quarter of 2024 improved when compared to the previous quarter. We continue to closely monitor changes in the macroeconomic environment and on borrower performance given higher interest rates and inflationary pressures. However, management believes that the improvements over recent years in risk management practices and the risk profile of the Corporation’s loan portfolios position Popular to continue to operate successfully under the current environment.

The following presents credit quality results for the second quarter of 2024:

Non-Performing Loans (“NPLs”) and Net Charge Offs (“NCOs”)

Total NPLs as of June 30, 2024, decreased by $12.3 million from March 31, 2024. Inflows of NPLs held-in-portfolio, excluding consumer loans, decreased by $1.7 million quarter-over-quarter. At June 30, 2024, the ratio of NPLs to total loans held-in-portfolio was 1.0%, flat when compared to the first quarter of 2024. The drivers of these changes are mainly related to the following:

•

In the BPPR segment, NPLs decreased by $11.7 million across most loan categories, but mainly in the commercial loans portfolio with a $7.2 million decrease. Inflows to NPLs, excluding consumer loans, increased by $7.5 million driven by higher inflows in the mortgage loans portfolio.

•

In PB, NPLs remained flat driven by the return to accrual of a $17.2 million mortgage loan, offset by a $17.3 million commercial NPL inflow. PB inflows to NPLs, excluding consumer loans, decreased by $9.2 million, driven by the inflow in the prior quarter of the previously mentioned $17.2 million mortgage relationship, offset in part by higher commercial inflows this quarter by $7.2 million.

NCOs amounted to $53.6 million, decreasing by $8.6 million when compared to the first quarter of 2024. The Corporation’s ratio of annualized NCOs to average loans held-in-portfolio was 0.61%, compared to 0.71% in the first quarter of 2024. The drivers of these changes are mainly related to the following:

•

In the BPPR segment, NCOs decreased by $7.3 million quarter-over-quarter, mainly driven by lower consumer and commercial NCOs by $4.8 million and $2.2 million, respectively. Lower NCOs in the consumer portfolio were mostly related to lower auto and personal loans by $3.6 million and $1.0 million, respectively.

•	PB’s NCOs decreased by $1.3 million quarter-over-quarter, mostly related to lower consumer NCOs.

Refer to Table N for further information on NCOs and related ratios.

Other Real Estate Owned Properties (“OREO”)

As of June 30, 2024, the Corporation’s OREO portfolio amounted to $70.2 million, a decrease of $10.3 million, compared to the first quarter of 2024. The decrease in OREO was driven by the sale of a commercial property in BPPR.

Refer to Table L for additional information and related ratios.

Allowance for Credit Losses (“ACL”) and Provision for Credit Losses (“PCL”)

The ACL as of June 30, 2024 amounted to $730.1 million, a decrease of $9.5 million, compared to the first quarter of 2024. In BPPR, the ACL remained flat as changes in macroeconomic scenarios and lower NCOs were offset by higher commercial loan volume, higher qualitative reserves and changes in credit quality. In PB, the ACL decreased by $8.7 million from the previous quarter, mainly driven by lower reserves for the commercial portfolio. The Corporation’s ratio of the ACL to loans held-in-portfolio was 2.05% in the second quarter of 2024, compared to 2.11% in the previous quarter. The ratio of the ACL to NPLs held-in-portfolio stood at 213.6%, compared to 208.8% in the previous quarter.

The ACL incorporates management’s estimate of current macroeconomic scenarios for Puerto Rico and the United States. Given that any one economic outlook is inherently uncertain, the Corporation leverages multiple scenarios to estimate its ACL. Based on the information available and the scenarios analyzed by management, the “baseline” scenario continues as the highest probability weight scenario, followed by the “pessimistic” scenario, and then the “optimistic” scenario consistent with the weights assigned in the previous quarter.

The provision for credit losses for the loan and lease portfolios for the second quarter of 2024 was $44.2 million, compared to $72.4 million in the previous quarter. The provision for the BPPR segment was $48.6 million, compared to $61.0 million in the previous quarter, while the PB segment had a release of $4.4 million, compared to a provision of $11.4 million in the previous quarter driven by improvements in credit quality and the pay-off of a significant relationship.

The provision for credit losses on our loan and lease portfolios, as well as the provision for credit losses related to unfunded loan commitments of $2.1 million and our investment portfolio of $0.5 million for the second quarter of 2024 are aggregated and presented in the provision for credit losses caption in our Consolidated Statement of Operations. For the second quarter, the provision for credit losses was $46.8 million, compared to $72.6 million in the previous quarter.

Non-Performing Assets

(Unaudited)
(In thousands)	30-Jun-24	31-Mar-24	30-Jun-23
Non-performing loans held-in-portfolio	$341,835	$354,127	$385,504
Other real estate owned	70,225	80,542	86,216

Total non-performing assets	$412,060	$434,669	$471,720

Net charge-offs for the quarter	$53,630	$62,200	$23,990

Ratios:
Loans held-in-portfolio	$35,591,620	$35,118,738	$33,030,922
Non-performing loans held-in-portfolio to loans held-in-portfolio	0.96%	1.01%	1.17%
Allowance for credit losses to loans held-in-portfolio	2.05	2.11	2.12
Allowance for credit losses to non-performing loans, excluding loans held-for-sale	213.58	208.84	181.63

Refer to Table L for additional information.

Provision for Credit Losses (Benefit) - Loan Portfolios

(Unaudited)	Quarters ended			Six months ended
(In thousands)	30-Jun-24	31-Mar-24	30-Jun-23	30-Jun-24	30-Jun-23
Provision for credit losses (benefit) - loan portfolios:
BPPR	$48,585	$61,008	$28,379	$109,593	$73,582
Popular U.S.	(4,428)	11,378	7,282	6,950	9,225

Total provision for credit losses (benefit) - loan portfolios	$44,157	$72,386	$35,661	$116,543	$82,807

Credit Quality by Segment

(Unaudited)
(In thousands)	Quarters ended
BPPR	30-Jun-24	31-Mar-24	30-Jun-23
Provision for credit losses - loan portfolios	$48,585	$61,008	$28,379
Net charge-offs	49,308	56,561	18,687
Total non-performing loans held-in-portfolio	286,887	298,594	352,339
Annualized net charge-offs to average loans held-in-portfolio	0.79%	0.92%	0.33%
Allowance / loans held-in-portfolio	2.56%	2.62%	2.58%
Allowance / non-performing loans held-in-portfolio	224.34%	215.79%	169.19%

	Quarters ended
Popular U.S.	30-Jun-24	31-Mar-24	30-Jun-23
Provision for credit losses (benefit) - loan portfolios	$(4,428)	$11,378	$7,282
Net charge-offs	4,322	5,639	5,303
Total non-performing loans held-in-portfolio	54,948	55,533	33,165
Annualized net charge-offs to average loans held-in-portfolio	0.16%	0.21%	0.22%
Allowance / loans held-in-portfolio	0.83%	0.91%	1.05%
Allowance / non-performing loans held-in-portfolio	157.37%	171.47%	313.86%

Financial Condition Highlights

(Unaudited)
(In thousands)	30-Jun-24	31-Mar-24	30-Jun-23
Cash and money market investments	$7,211,367	$6,249,064	$9,070,118
Investment securities	26,742,639	26,324,139	25,874,316
Loans	35,591,620	35,118,738	33,030,922
Total assets	72,845,072	70,936,939	70,838,266
Deposits	65,530,862	63,808,784	64,004,818
Borrowings	1,047,264	1,032,393	1,427,254
Total liabilities	67,472,394	65,759,625	66,273,257
Stockholders’ equity	5,372,678	5,177,314	4,565,009

Total assets amounted to $72.8 billion at June 30, 2024, an increase of $1.9 billion from the first quarter of 2024, driven by:

•

an increase in cash and money market investments of $962.3 million, mainly due to higher deposits, driven by Puerto Rico public funds, partially offset by higher loan originations and investments in securities available-for-sale (“AFS”);

•	an increase in securities AFS of $525.4 million, mainly due to purchases of U.S. Treasury bills partially offset by repayments and maturities; and

•

an increase in loans held-in-portfolio of $472.9 million, driven by an increase of $508.6 million at BPPR, reflected across nearly all portfolios, partially offset by a decrease of $35.7 million at PB;

partially offset by:

•

a decrease in securities held-to-maturity (“HTM”) of $107.6 million driven by maturities, partially offset by the accretion of $44.4 million of the discount related to U.S. Treasury securities previously reclassified from the AFS to HTM.

Total liabilities increased by $1.7 billion from the first quarter of 2024, driven by:

•	an increase of $1.7 billion in deposits, mainly in the P.R. public sector, as increases in time deposit balances at Popular Bank were offset by outflows of demand deposits at BPPR.

Stockholders’ equity increased by $195.4 million from the first quarter of 2024 mainly due to the change in retained earnings resulting from the quarter’s net income of $177.8 million, coupled with the change in the accumulated other comprehensive loss driven by the amortization of unrealized losses from securities previously reclassified to HTM of $35.5 million, net of taxes, and the decrease in net unrealized losses in the portfolio of AFS securities of $16.9 million, partially offset by common and preferred dividends declared during the quarter of $45.3 million.

Common Equity Tier 1 ratio (“CET1”), common equity per share and tangible book value per share were 16.48%, $73.94 and $62.71, respectively, at June 30, 2024, compared to 16.36%, $71.32 and $60.06, respectively, at March 31, 2024. Refer to Table A for capital ratios.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, including without limitation those regarding Popular’s business, financial condition, results of operations, plans, objectives and future performance. These statements are not guarantees of future performance, are based on management’s current expectations and, by their nature, involve risks, uncertainties, estimates and assumptions. Potential factors, some of which are beyond the Corporation’s control, could cause actual results to differ materially from those expressed in, or implied by, such forward-looking statements. Risks and uncertainties include, without limitation, the effect of competitive and economic factors, and our reaction to those factors, the adequacy of the allowance for loan losses, delinquency trends, market risk and the impact of interest rate changes (including on our cost of deposits), our ability to attract deposits and grow our loan portfolio, capital market conditions, capital adequacy and liquidity, the effect of legal and regulatory proceedings, new regulatory requirements or accounting standards on the Corporation’s financial condition and results of operations, the occurrence of unforeseen or catastrophic events, including extreme weather events, pandemics, man-made disasters or acts of violence or war, as well as actions taken by governmental authorities in response thereto, and the direct and indirect impact of such events on Popular, our customers, service providers and third parties. Other potential factors include Popular’s ability to successfully execute its transformation initiative, including, but not limited to, achieving projected earnings, efficiencies and return on tangible common equity and accurately anticipating costs and expenses associated therewith, imposition of additional or special FDIC assessments, changes to regulatory capital, liquidity and resolution-related requirements applicable to financial institutions in response to recent developments affecting the banking sector and the impact of bank failures or adverse developments at other banks and related negative media coverage of the banking industry in general on investor and depositor sentiment regarding the stability and liquidity of banks. All statements contained herein that are not clearly historical in nature, are forward-looking, and the words “anticipate,” “believe,” “continues,” “expect,” “estimate,” “intend,” “project” and similar expressions, and future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions, are generally intended to identify forward-looking statements.

More information on the risks and important factors that could affect the Corporation’s future results and financial condition is included in our Form 10-K for the year ended December 31, 2023, our Form 10-Q for the quarter ended March 31, 2024, and the Form 10-Q for the quarter ended June 30, 2024, to be filed with the Securities and Exchange Commission. Our filings are available on the Corporation’s website (www.popular.com) and on the Securities and Exchange Commission website (www.sec.gov). The Corporation assumes no obligation to update or revise any forward-looking statements or information which speak as of their respective dates.

About Popular, Inc.

Popular, Inc. (NASDAQ: BPOP) is the leading financial institution in Puerto Rico, by both assets and deposits, and ranks among the top 50 U.S. bank holding companies by assets. Founded in 1893, Banco Popular de Puerto Rico, Popular’s principal subsidiary, provides retail, mortgage and commercial banking services in Puerto Rico and the U.S. Virgin Islands. Popular also offers in Puerto Rico auto and equipment leasing and financing, investment banking, broker-dealer and insurance services through specialized subsidiaries. In the mainland United States, Popular provides retail, mortgage and commercial banking services through its New York-chartered banking subsidiary, Popular Bank, which has branches located in New York, New Jersey and Florida.

Conference Call

Popular will hold a conference call to discuss its financial results today, Wednesday, July 24, 2024 at 11:00 a.m. Eastern Time. The call will be broadcast live over the Internet and can be accessed through the Investor Relations section of the Corporation’s website: www.popular.com.

Listeners are recommended to go to the website at least 15 minutes prior to the call to download and install any necessary audio software. The call may also be accessed through a dial-in telephone number 1-833-470-1428 (Toll Free) or 1-404-975-4839 (Local). The dial-in access code is 838904.

A replay of the webcast will be archived in Popular’s website. A telephone replay will be available one hour after the end of the conference call through Friday, August 23, 2024. The replay dial in is: 1-866-813-9403 or 1-929-458-6194. The replay passcode is 748297.

An electronic version of this press release can be found at the Corporation’s website: www.popular.com.

Popular, Inc.

Financial Supplement to Second Quarter 2024 Earnings Release

Table A - Selected Ratios and Other Information

Table B - Consolidated Statement of Operations

Table C - Consolidated Statement of Financial Condition

Table D - Analysis of Levels and Yields on a Taxable Equivalent Basis (Non-GAAP) - QUARTER

Table E - Analysis of Levels and Yields on a Taxable Equivalent Basis (Non-GAAP) - QUARTER

Table F - Analysis of Levels and Yields on a Taxable Equivalent Basis (Non-GAAP) - YEAR-TO-DATE

Table G - Mortgage Banking Activities and Other Service Fees

Table H - Loans and Deposits

Table I - Loan Delinquency - BPPR Operations

Table J - Loan Delinquency - Popular U.S. Operations

Table K - Loan Delinquency - Consolidated

Table L - Non-Performing Assets

Table M - Activity in Non-Performing Loans

Table N - Allowance for Credit Losses, Net Charge-offs and Related Ratios

Table O - Allowance for Credit Losses ‘‘ACL’’ - Loan Portfolios - Consolidated

Table P - Allowance for Credit Losses ‘‘ACL’’ - Loan Portfolios - BPPR Operations

Table Q - Allowance for Credit Losses ‘‘ACL’’ - Loan Portfolios - Popular U.S. Operations

Table R - Reconciliation to GAAP Financial Measures

POPULAR, INC.

Financial Supplement to Second Quarter 2024 Earnings Release

Table A - Selected Ratios and Other Information

(Unaudited)

	Quarters ended			Six months ended
	30-Jun-24	31-Mar-24	30-Jun-23	30-Jun-24	30-Jun-23
Basic EPS	$2.47	$1.43	$2.10	$3.90	$4.32
Diluted EPS	$2.46	$1.43	$2.10	$3.90	$4.32
Average common shares outstanding	71,970,773	71,869,735	71,690,396	71,920,254	71,616,498
Average common shares outstanding - assuming dilution	71,991,911	71,966,803	71,709,203	71,937,434	71,664,303
Common shares outstanding at end of period	72,365,926	72,284,875	72,103,969	72,365,926	72,103,969
Market value per common share	$88.43	$88.09	$60.52	$88.43	$60.52
Market capitalization - (In millions)	$6,399	$6,368	$4,364	$6,399	$4,364
Return on average assets	0.97%	0.57%	0.85%	0.77%	0.89%
Return on average common equity	10.38%	6.07%	9.26%	8.24%	9.63%
Net interest margin (non-taxable equivalent basis)	3.22%	3.16%	3.14%	3.20%	3.18%
Net interest margin (taxable equivalent basis) -non-GAAP	3.48%	3.38%	3.29%	3.44%	3.37%
Common equity per share	$73.94	$71.32	$63.00	$73.94	$63.00
Tangible common book value per common share (non-GAAP) [1]	$62.71	$60.06	$51.37	$62.71	$51.37
Tangible common equity to tangible assets (non-GAAP) [1]	6.30%	6.19%	5.29%	6.30%	5.29%
Return on average tangible common equity [1]	11.77%	6.90%	10.63%	9.35%	11.06%
Tier 1 capital	16.54%	16.42%	16.93%	16.54%	16.93%
Total capital	18.30%	18.19%	18.74%	18.30%	18.74%
Tier 1 leverage	8.53%	8.45%	8.40%	8.53%	8.40%
Common Equity Tier 1 capital	16.48%	16.36%	16.87%	16.48%	16.87%

[1]	Refer to Table R for reconciliation to GAAP financial measures.

POPULAR, INC.

Financial Supplement to Second Quarter 2024 Earnings Release

Table B - Consolidated Statement of Operations

(Unaudited)

	Quarters ended		Variance Q2 2024 vs. Q1 2024	Quarter ended	Variance Q2 2024 vs. Q2 2023	Six months ended
(In thousands, except per share information)	30-Jun-24	31-Mar-24		30-Jun-23		30-Jun-24	30-Jun-23
Interest income:
Loans	$648,739	$638,730	$10,009	$570,120	$78,619	$1,287,469	$1,111,330
Money market investments	88,316	88,516	(200)	100,775	(12,459)	176,832	166,499
Investment securities	184,852	166,895	17,957	123,112	61,740	351,747	255,200

Total interest income	921,907	894,141	27,766	794,007	127,900	1,816,048	1,533,029

Interest expense:
Deposits	339,939	329,496	10,443	243,488	96,451	669,435	436,703
Short-term borrowings	1,126	1,192	(66)	1,624	(498)	2,318	4,509
Long-term debt	12,530	12,709	(179)	17,227	(4,697)	25,239	28,493

Total interest expense	353,595	343,397	10,198	262,339	91,256	696,992	469,705

Net interest income	568,312	550,744	17,568	531,668	36,644	1,119,056	1,063,324
Provision for credit losses	46,794	72,598	(25,804)	37,192	9,602	119,392	84,829

Net interest income after provision for credit losses	521,518	478,146	43,372	494,476	27,042	999,664	978,495

Service charges on deposit accounts	37,526	37,442	84	37,781	(255)	74,968	72,459
Other service fees	96,863	94,272	2,591	94,265	2,598	191,135	184,341
Mortgage banking activities	5,723	4,360	1,363	2,316	3,407	10,083	9,716
Net gain, including impairment, on equity securities	319	1,103	(784)	1,384	(1,065)	1,422	2,484
Net gain on trading account debt securities	277	361	(84)	35	242	638	413
Adjustments to indemnity reserves on loans sold	212	(237)	449	(456)	668	(25)	156
Other operating income	25,386	26,517	(1,131)	25,146	240	51,903	52,863

Total non-interest income	166,306	163,818	2,488	160,471	5,835	330,124	322,432

Operating expenses:
Personnel costs
Salaries	128,634	129,384	(750)	124,901	3,733	258,018	250,294
Commissions, incentives and other bonuses	30,626	38,611	(7,985)	27,193	3,433	69,237	58,355
Pension, postretirement and medical insurance	16,619	17,385	(766)	17,508	(889)	34,004	32,886
Other personnel costs, including payroll taxes	21,545	29,997	(8,452)	21,866	(321)	51,542	48,693

Total personnel costs	197,424	215,377	(17,953)	191,468	5,956	412,801	390,228
Net occupancy expenses	27,692	28,041	(349)	27,165	527	55,733	53,204
Equipment expenses	9,662	9,567	95	9,561	101	19,229	17,973
Other taxes	15,333	14,375	958	16,409	(1,076)	29,708	32,700
Professional fees	37,744	28,918	8,826	50,132	(12,388)	66,662	83,563
Technology and software expenses	79,752	79,462	290	72,354	7,398	159,214	140,913
Processing and transactional services
Credit and debit cards	13,739	12,144	1,595	11,584	2,155	25,883	24,134
Other processing and transactional services	25,357	22,050	3,307	25,217	140	47,407	46,576

Total processing and transactional services	39,096	34,194	4,902	36,801	2,295	73,290	70,710
Communications	4,357	4,557	(200)	4,175	182	8,914	8,263
Business promotion
Rewards and customer loyalty programs	16,406	14,056	2,350	16,626	(220)	30,462	28,974
Other business promotion	9,043	6,933	2,110	8,457	586	15,976	14,980

Total business promotion	25,449	20,989	4,460	25,083	366	46,438	43,954
Deposit insurance	10,581	23,887	(13,306)	6,803	3,778	34,468	15,668
Other real estate owned (OREO) income	(5,750)	(5,321)	(429)	(3,314)	(2,436)	(11,071)	(5,008)
Other operating expenses
Operational losses	11,823	3,561	8,262	4,280	7,543	15,384	11,080
All other	15,679	24,711	(9,032)	18,572	(2,893)	40,390	36,133

Total other operating expenses	27,502	28,272	(770)	22,852	4,650	55,774	47,213

Amortization of intangibles	734	795	(61)	795	(61)	1,529	1,590

Total operating expenses	469,576	483,113	(13,537)	460,284	9,292	952,689	900,971

Income before income tax	218,248	158,851	59,397	194,663	23,585	377,099	399,956
Income tax expense	40,459	55,568	(15,109)	43,503	(3,044)	96,027	89,817

Net income	$177,789	$103,283	$74,506	$151,160	$26,629	$281,072	$310,139

Net income applicable to common stock	$177,436	$102,930	$74,506	$150,807	$26,629	$280,366	$309,433

Net income per common share - basic	$2.47	$1.43	$1.04	$2.10	$0.37	$3.90	$4.32

Net income per common share - diluted	$2.46	$1.43	$1.03	$2.10	$0.36	$3.90	$4.32

Dividends Declared per Common Share	$0.62	$0.62	$—	$0.55	$0.07	$1.24	$1.10

Popular, Inc.

Financial Supplement to Second Quarter 2024 Earnings Release

Table C - Consolidated Statement of Financial Condition

(Unaudited)

(In thousands)	30-Jun-24	31-Mar-24	30-Jun-23	Variance Q2 2024 vs. Q1 2024
Assets:
Cash and due from banks	$359,973	$320,486	$476,642	$39,487
Money market investments	6,851,394	5,928,578	8,593,476	922,816
Trading account debt securities, at fair value	28,045	27,308	29,160	737
Debt securities available-for-sale, at fair value	18,543,279	18,017,924	17,242,217	525,355
Less: Allowance for credit losses	500	500	—	—

Debt securities available-for-sale, net	18,542,779	18,017,424	17,242,217	525,355

Debt securities held-to-maturity, at amortized cost	7,975,524	8,083,160	8,410,566	(107,636)
Less: Allowance for credit losses	6,251	5,731	6,145	520

Debt securities held-to-maturity, net	7,969,273	8,077,429	8,404,421	(108,156)

Equity securities	195,791	195,747	192,373	44
Loans held-for-sale, at lower of cost or fair value	8,225	5,352	55,421	2,873
Loans held-in-portfolio	35,978,602	35,486,161	33,354,999	492,441
Less: Unearned income	386,982	367,423	324,077	19,559
Allowance for credit losses	730,077	739,544	700,200	(9,467)

Total loans held-in-portfolio, net	34,861,543	34,379,194	32,330,722	482,349

Premises and equipment, net	599,058	588,708	523,927	10,350
Other real estate	70,225	80,542	86,216	(10,317)
Accrued income receivable	260,162	266,908	239,998	(6,746)
Mortgage servicing rights, at fair value	113,386	114,964	121,249	(1,578)
Other assets	2,172,555	2,120,902	1,703,662	51,653
Goodwill	804,428	804,428	827,428	—
Other intangible assets	8,235	8,969	11,354	(734)

Total assets	$72,845,072	$70,936,939	$70,838,266	$1,908,133

Liabilities and Stockholders’ Equity:
Liabilities:
Deposits:
Non-interest bearing	$15,470,082	$15,492,050	$15,316,552	$(21,968)
Interest bearing	50,060,780	48,316,734	48,688,266	1,744,046

Total deposits	65,530,862	63,808,784	64,004,818	1,722,078

Assets sold under agreements to repurchase	105,684	66,090	123,205	39,594
Notes payable	941,580	966,303	1,304,049	(24,723)
Other liabilities	894,268	918,448	841,185	(24,180)

Total liabilities	67,472,394	65,759,625	66,273,257	1,712,769

Stockholders’ equity:
Preferred stock	22,143	22,143	22,143	—
Common stock	1,048	1,048	1,047	—
Surplus	4,852,747	4,847,466	4,795,581	5,281
Retained earnings	4,385,522	4,253,030	4,093,284	132,492
Treasury stock	(2,010,500)	(2,013,187)	(2,018,611)	2,687
Accumulated other comprehensive loss, net of tax	(1,878,282)	(1,933,186)	(2,328,435)	54,904

Total stockholders’ equity	5,372,678	5,177,314	4,565,009	195,364

Total liabilities and stockholders’ equity	$72,845,072	$70,936,939	$70,838,266	$1,908,133

Popular, Inc.

Financial Supplement to Second Quarter 2024 Earnings Release

Table D - Analysis of Levels and Yields on a Taxable Equivalent Basis (Non-GAAP)

For the quarters ended June 30, 2024 and March 31, 2024

(Unaudited)

Average Volume			Average Yields / Costs				Interest			Variance Attributable to
30-Jun-24	31-Mar-24	Variance	30-Jun-24	31-Mar-24	Variance		30-Jun-24	31-Mar-24	Variance	Rate	Volume
(In millions)							(In thousands)
$6,471	$6,484	$(13)	5.49%	5.49%	—%	Money market investments	$88,316	$88,516	$(200)	$(24)	$(176)
28,943	28,308	635	3.01	2.71	0.30	Investment securities [1]	216,922	191,103	25,819	20,755	5,064
26	33	(7)	5.69	3.75	1.94	Trading securities	367	311	56	137	(81)

35,440	34,825	615	3.47	3.23	0.24	Total money market, investment and trading securities	305,605	279,930	25,675	20,868	4,807

						Loans:
17,707	17,613	94	6.86	6.84	0.02	Commercial	302,003	299,504	2,499	899	1,600
1,070	992	78	9.11	8.96	0.15	Construction	24,224	22,100	2,124	375	1,749
1,789	1,742	47	6.86	6.74	0.12	Leasing	30,697	29,353	1,344	554	790
7,817	7,723	94	5.66	5.62	0.04	Mortgage	110,673	108,543	2,130	803	1,327
3,192	3,227	(35)	13.97	13.90	0.07	Consumer	110,906	111,490	(584)	453	(1,037)
3,819	3,763	56	8.88	8.77	0.11	Auto	84,268	82,054	2,214	985	1,229

35,394	35,060	334	7.52	7.48	0.04	Total loans	662,771	653,044	9,727	4,069	5,658

$70,834	$69,885	$949	5.49%	5.36%	0.13%	Total earning assets	$968,376	$932,974	$35,402	$24,937	$10,465

						Interest bearing deposits:
$26,105	$25,703	$402	3.60%	3.63%	(0.03)%	NOW and money market [2]	$233,345	$232,129	$1,216	$(3,124)	$4,340
14,732	14,700	32	0.92	0.93	(0.01)	Savings	33,795	34,171	(376)	(424)	48
9,014	8,547	467	3.25	2.97	0.28	Time deposits	72,799	63,196	9,603	5,497	4,106

49,851	48,950	901	2.74	2.71	0.03	Total interest bearing deposits	339,939	329,496	10,443	1,949	8,494

15,176	15,083	93				Non-interest bearing demand deposits

65,027	64,033	994	2.10	2.07	0.03	Total deposits	339,939	329,496	10,443	1,949	8,494

80	84	(4)	5.64	5.70	(0.06)	Short-term borrowings	1,126	1,192	(66)	(11)	(55)
978	998	(20)	5.16	5.13	0.03	Other medium and long-term debt	12,530	12,709	(179)	(108)	(71)

50,909	50,032	877	2.79	2.76	0.03	Total interest bearing liabilities (excluding demand deposits)	353,595	343,397	10,198	1,830	8,368

4,749	4,770	(21)				Other sources of funds

$70,834	$69,885	$949	2.01%	1.98%	0.03%	Total source of funds	353,595	343,397	10,198	1,830	8,368

			3.48%	3.38%	0.10%	Net interest margin/ income on a taxable equivalent basis (Non-GAAP)	614,781	589,577	25,204	$23,107	$2,097

			2.70%	2.60%	0.10%	Net interest spread

						Taxable equivalent adjustment	46,469	38,833	7,636

			3.22%	3.16%	0.06%	Net interest margin/ income non-taxable equivalent basis (GAAP)	$568,312	$550,744	$17,568

Note: The changes that are not due solely to volume or rate are allocated to volume and rate based on the proportion of the change in each category.

[1]	Average balances exclude unrealized gains or losses on debt securities available-for-sale and the unrealized loss related to certain securities transferred from available-for-sale to held-to-maturity.
[2]	Includes interest bearing demand deposits corresponding to certain government entities in Puerto Rico.

Popular, Inc.

Financial Supplement to Second Quarter 2024 Earnings Release

Table E - Analysis of Levels and Yields on a Taxable Equivalent Basis (Non-GAAP)

For the quarters ended June 30, 2024 and June 30, 2023

(Unaudited)

Average Volume			Average Yields / Costs				Interest			Variance Attributable to
30-Jun-24	30-Jun-23	Variance	30-Jun-24	30-Jun-23	Variance		30-Jun-24	30-Jun-23	Variance	Rate	Volume
(In millions)							(In thousands)
$6,471	$7,851	$(1,380)	5.49%	5.15%	0.34%	Money market investments	$88,316	$100,776	$(12,460)	$6,081	$(18,541)
28,943	27,362	1,581	3.01	2.00	1.01	Investment securities [1]	216,922	136,408	80,514	72,325	8,189
26	32	(6)	5.69	4.65	1.04	Trading securities	367	370	(3)	73	(76)

35,440	35,245	195	3.47	2.70	0.77	Total money market, investment and trading securities	305,605	237,554	68,051	78,479	(10,428)

						Loans:
17,707	16,237	1,470	6.86	6.52	0.34	Commercial	302,003	263,934	38,069	13,404	24,665
1,070	737	333	9.11	8.95	0.16	Construction	24,224	16,442	7,782	242	7,540
1,789	1,632	157	6.86	6.30	0.56	Leasing	30,697	25,711	4,986	2,394	2,592
7,817	7,409	408	5.66	5.47	0.19	Mortgage	110,673	101,304	9,369	3,666	5,703
3,192	3,075	117	13.97	13.21	0.76	Consumer	110,906	101,295	9,611	5,103	4,508
3,819	3,593	226	8.88	8.31	0.57	Auto	84,268	74,467	9,801	4,970	4,831

35,394	32,683	2,711	7.52	7.15	0.37	Total loans	662,771	583,153	79,618	29,779	49,839

$70,834	$67,928	$2,906	5.49%	4.84%	0.65%	Total earning assets	$968,376	$820,707	$147,669	$108,258	$39,411

						Interest bearing deposits:
$26,105	$24,230	$1,875	3.60%	2.91%	0.69%	NOW and money market [2]	$233,345	$175,640	$57,705	$43,783	$13,922
14,732	14,763	(31)	0.92	0.66	0.26	Savings	33,795	24,446	9,349	7,966	1,383
9,014	7,715	1,299	3.25	2.26	0.99	Time deposits	72,799	43,402	29,397	18,707	10,690

49,851	46,708	3,143	2.74	2.09	0.65	Total interest bearing deposits	339,939	243,488	96,451	70,456	25,995

15,176	15,480	(304)				Non-interest bearing demand deposits

65,027	62,188	2,839	2.10	1.57	0.53	Total deposits	339,939	243,488	96,451	70,456	25,995

80	125	(45)	5.64	5.19	0.45	Short-term borrowings	1,126	1,624	(498)	129	(627)
978	1,299	(321)	5.16	5.33	(0.17)	Other medium and long-term debt	12,530	17,227	(4,697)	1,007	(5,704)

50,909	48,132	2,777	2.79	2.19	0.60	Total interest bearing liabilities (excluding demand deposits)	353,595	262,339	91,256	71,592	19,664

4,749	4,316	433				Other sources of funds

$70,834	$67,928	$2,906	2.01%	1.55%	0.46%	Total source of funds	353,595	262,339	91,256	71,592	19,664

			3.48%	3.29%	0.19%	Net interest margin/ income on a taxable equivalent basis (Non-GAAP)	614,781	558,368	56,413	$36,666	$19,747

			2.70%	2.65%	0.05%	Net interest spread

						Taxable equivalent adjustment	46,469	26,700	19,769

			3.22%	3.14%	0.08%	Net interest margin/ income non-taxable equivalent basis (GAAP)	$568,312	$531,668	$36,644

Note: The changes that are not due solely to volume or rate are allocated to volume and rate based on the proportion of the change in each category.

[1]	Average balances exclude unrealized gains or losses on debt securities available-for-sale and the unrealized loss related to certain securities transferred from available-for-sale to held-to-maturity.
[2]	Includes interest bearing demand deposits corresponding to certain government entities in Puerto Rico.

Popular, Inc.

Financial Supplement to Second Quarter 2024 Earnings Release

Table F - Analysis of Levels and Yields on a Taxable Equivalent Basis (Non-GAAP) - YEAR-TO-DATE

(Unaudited)

Average Volume			Average Yields / Costs				Interest			Variance Attributable to
30-Jun-24	30-Jun-23	Variance	30-Jun-24	30-Jun-23	Variance		30-Jun-24	30-Jun-23	Variance	Rate	Volume
(In millions)							(In thousands)
$6,477	$6,800	$(323)	5.49%	4.94%	0.55%	Money market investments	$176,832	$166,500	$10,332	$18,468	$(8,136)
28,626	28,108	518	2.86	2.11	0.75	Investment securities [1]	408,024	295,322	112,702	107,442	5,260
30	31	(1)	4.60	4.56	0.04	Trading securities	678	708	(30)	7	(37)

35,133	34,939	194	3.35	2.67	0.68	Total money market, investment and trading securities	585,534	462,530	123,004	125,917	(2,913)

						Loans:
17,660	16,000	1,660	6.85	6.42	0.43	Commercial	601,507	509,403	92,104	37,134	54,970
1,031	734	297	9.04	8.68	0.36	Construction	46,324	31,598	14,726	1,454	13,272
1,766	1,610	156	6.80	6.21	0.59	Leasing	60,051	49,993	10,058	4,994	5,064
7,770	7,398	372	5.64	5.46	0.18	Mortgage	219,216	202,076	17,140	6,783	10,357
3,208	3,049	159	13.94	13.03	0.91	Consumer	222,396	197,010	25,386	13,546	11,840
3,791	3,576	215	8.82	8.23	0.59	Auto	166,322	145,874	20,448	11,419	9,029

35,226	32,367	2,859	7.50	7.06	0.44	Total loans	1,315,816	1,135,954	179,862	75,330	104,532

$70,359	$67,306	$3,053	5.43%	4.78%	0.65%	Total earning assets	$1,901,350	$1,598,484	$302,866	$201,247	$101,619

						Interest bearing deposits:
$25,904	$23,774	$2,130	3.61%	2.72%	0.89%	NOW and money market [2]	$465,474	$320,610	$144,864	$113,900	$30,964
14,716	14,895	(179)	0.93	0.57	0.36	Savings	67,966	41,889	26,077	24,160	1,917
8,780	7,409	1,371	3.11	2.02	1.09	Time deposits	135,995	74,204	61,791	40,371	21,420

49,400	46,078	3,322	2.73	1.91	0.82	Total interest bearing deposits	669,435	436,703	232,732	178,431	54,301

15,129	15,592	(463)				Non-interest bearing demand deposits

64,529	61,670	2,859	2.09	1.43	0.66	Total deposits	669,435	436,703	232,732	178,431	54,301

82	186	(104)	5.67	4.89	0.78	Short-term borrowings	2,318	4,509	(2,191)	1,603	(3,794)
988	1,124	(136)	5.13	5.10	0.03	Other medium and long-term debt	25,239	28,493	(3,254)	14	(3,268)

50,470	47,388	3,082	2.78	2.00	0.78	Total interest bearing liabilities (excluding demand deposits)	696,992	469,705	227,287	180,048	47,239

4,760	4,326	434				Other sources of funds

$70,359	$67,306	$3,053	1.99%	1.41%	0.58%	Total source of funds	696,992	469,705	227,287	180,048	47,239

			3.44%	3.37%	0.07%	Net interest margin/ income on a taxable equivalent basis (Non-GAAP)	1,204,358	1,128,779	75,579	$21,199	$54,380

			2.65%	2.78%	(0.13)%	Net interest spread

						Taxable equivalent adjustment	85,302	65,455	19,847

			3.20%	3.18%	0.02%	Net interest margin/ income non-taxable equivalent basis (GAAP)	$1,119,056	$1,063,324	$55,732

Note: The changes that are not due solely to volume or rate are allocated to volume and rate based on the proportion of the change in each category.

[1]	Average balances exclude unrealized gains or losses on debt securities available-for-sale and the unrealized loss related to certain securities transferred from available-for-sale to held-to-maturity.
[2]	Includes interest bearing demand deposits corresponding to certain government entities in Puerto Rico.

Popular, Inc.

Financial Supplement to Second Quarter 2024 Earnings Release

Table G - Mortgage Banking Activities and Other Service Fees

(Unaudited)

Mortgage Banking Activities

	Quarters ended			Variance		Six months ended		Variance
(In thousands)	30-Jun-24	31-Mar-24	30-Jun-23	Q2 2024 vs.Q1 2024	Q2 2024 vs.Q2 2023	30-Jun-24	30-Jun-23	2024 vs. 2023
Mortgage servicing fees, net of fair value adjustments:
Mortgage servicing fees	$7,602	$7,751	$8,369	$(149)	$(767)	$15,353	$17,058	$(1,705)
Mortgage servicing rights fair value adjustments	(1,945)	(3,439)	(6,216)	1,494	4,271	(5,384)	(7,592)	2,208

Total mortgage servicing fees, net of fair value adjustments	5,657	4,312	2,153	1,345	3,504	9,969	9,466	503

Net (loss) gain on sale of loans, including valuation on loans held-for-sale	2	74	(61)	(72)	63	76	202	(126)

Trading account profit:
Unrealized gains on outstanding derivative positions	56	101	246	(45)	(190)	157	115	42
Realized gains on closed derivative positions	9	3	111	6	(102)	12	167	(155)

Total trading account profit	65	104	357	(39)	(292)	169	282	(113)

Losses on repurchased loans, including interest advances	(1)	(130)	(133)	129	132	(131)	(234)	103

Total mortgage banking activities	$5,723	$4,360	$2,316	$1,363	$3,407	$10,083	$9,716	$367

Other Service Fees

	Quarters ended			Variance		Six months ended		Variance
(In thousands)	30-Jun-24	31-Mar-24	30-Jun-23	Q2 2024 vs.Q1 2024	Q2 2024 vs.Q2 2023	30-Jun-24	30-Jun-23	2024 vs. 2023
Other service fees:
Debit card fees	$16,298	$14,248	$13,600	$2,050	$2,698	$30,546	$26,766	$3,780
Insurance fees	13,368	14,689	14,625	(1,321)	(1,257)	28,057	28,498	(441)
Credit card fees	41,626	40,853	42,644	773	(1,018)	82,479	83,142	(663)
Sale and administration of investment products	7,850	7,427	6,076	423	1,774	15,277	12,634	2,643
Trust fees	6,622	6,707	6,600	(85)	22	13,329	12,375	954
Other fees	11,099	10,348	10,720	751	379	21,447	20,926	521

Total other service fees	$96,863	$94,272	$94,265	$2,591	$2,598	$191,135	$184,341	$6,794

Popular, Inc.

Financial Supplement to Second Quarter 2024 Earnings Release

Table H - Loans and Deposits

(Unaudited)

Loans - Ending Balances

				Variance
(In thousands)	30-Jun-24	31-Mar-24	30-Jun-23	Q2 2024 vs.Q1 2024	% of Change	Q2 2024 vs.Q2 2023	% of Change
Loans held-in-portfolio:
Commercial
Commercial multi-family	$2,384,480	$2,384,635	$2,331,499	$(155)	(0.01%)	$52,981	2.27%
Commercial real estate non-owner occupied	5,004,472	5,057,059	4,744,256	(52,587)	(1.04%)	260,216	5.48%
Commercial real estate owner occupied	3,143,817	3,117,844	3,041,398	25,973	0.83%	102,419	3.37%
Commercial and industrial	7,195,357	7,025,483	6,251,147	169,874	2.42%	944,210	15.10%
Total Commercial	17,728,126	17,585,021	16,368,300	143,105	0.81%	1,359,826	8.31%
Construction	1,105,759	1,009,303	819,903	96,456	9.56%	285,856	34.86%
Leasing	1,828,048	1,765,413	1,661,523	62,635	3.55%	166,525	10.02%
Mortgage	7,883,726	7,783,662	7,449,078	100,064	1.29%	434,648	5.83%
Consumer
Credit cards	1,162,557	1,142,153	1,057,389	20,404	1.79%	105,168	9.95%
Home equity lines of credit	68,992	66,717	68,440	2,275	3.41%	552	0.81%
Personal	1,879,619	1,897,010	1,896,594	(17,391)	(0.92%)	(16,975)	(0.90%)
Auto	3,773,292	3,706,854	3,565,533	66,438	1.79%	207,759	5.83%
Other	161,501	162,605	144,162	(1,104)	(0.68%)	17,339	12.03%
Total Consumer	7,045,961	6,975,339	6,732,118	70,622	1.01%	313,843	4.66%

Total loans held-in-portfolio	$35,591,620	$35,118,738	$33,030,922	$472,882	1.35%	$2,560,698	7.75%
Loans held-for-sale:
Mortgage	$8,225	$5,352	$9,509	$2,873	53.68%	$(1,284)	(13.50%)
Credit cards	—	—	45,912	—	N.M.	(45,912)	(100.00%)

Total loans held-for-sale	$8,225	$5,352	$55,421	$2,873	53.68%	$(47,196)	(85.16%)

Total loans	$35,599,845	$35,124,090	$33,086,343	$475,755	1.35%	$2,513,502	7.60%

N.M. - Not meaningful.

Deposits - Ending Balances

				Variance
(In thousands)	30-Jun-24	31-Mar-24	30-Jun-23	Q2 2024 vs. Q1 2024	% of Change	Q2 2024 vs.Q2 2023	% of Change
Demand deposits [1]	$25,879,406	$26,473,367	$27,690,840	$(593,961)	(2.24%)	$(1,811,434)	(6.54%)
Savings, NOW and money market deposits (non-brokered)	29,724,473	27,852,551	27,539,343	1,871,922	6.72%	2,185,130	7.93%
Savings, NOW and money market deposits (brokered)	729,326	727,794	772,783	1,532	0.21%	(43,457)	(5.62%)
Time deposits (non-brokered)	8,225,750	7,850,459	7,231,840	375,291	4.78%	993,910	13.74%
Time deposits (brokered CDs)	971,907	904,613	770,012	67,294	7.44%	201,895	26.22%

Total deposits	$65,530,862	$63,808,784	$64,004,818	$1,722,078	2.70%	$1,526,044	2.38%

[1]	Includes interest and non-interest bearing demand deposits.

Popular, Inc.

Financial Supplement to Second Quarter 2024 Earnings Release

Table I - Loan Delinquency -BPPR Operations

(Unaudited)

30-Jun-24
BPPR
	Past due						Past due 90 days or more
(In thousands)	30-59 days	60-89 days	90 days or more	Total past due	Current	Loans HIP	Non-accrual loans	Accruing loans
Commercial multi-family	$233	$—	$443	$676	$304,235	$304,911	$443	$—
Commercial real estate:
Non-owner occupied	1,713	—	7,484	9,197	2,970,430	2,979,627	7,484	—
Owner occupied	1,770	232	25,285	27,287	1,389,825	1,417,112	25,285	—
Commercial and industrial	5,387	2,097	26,560	34,044	4,968,740	5,002,784	22,958	3,602
Construction	5,479	—	—	5,479	178,460	183,939	—	—
Mortgage	287,468	105,266	373,306	766,040	5,824,480	6,590,520	163,790	209,516
Leasing	20,631	5,071	7,059	32,761	1,795,287	1,828,048	7,059	—
Consumer:
Credit cards	15,032	9,436	23,931	48,399	1,114,140	1,162,539	—	23,931
Home equity lines of credit	—	—	—	—	2,216	2,216	—	—
Personal	21,535	12,755	19,650	53,940	1,690,933	1,744,873	19,650	—
Auto	103,873	24,943	39,333	168,149	3,605,143	3,773,292	39,333	—
Other	976	258	1,207	2,441	151,092	153,533	885	322

Total	$464,097	$160,058	$524,258	$1,148,413	$23,994,981	$25,143,394	$286,887	$237,371

31-Mar-24
BPPR
	Past due						Past due 90 days or more
(In thousands)	30-59 days	60-89 days	90 days or more	Total past due	Current	Loans HIP	Non-accrual loans	Accruing loans
Commercial multi-family	$19,384	$2,027	$106	$21,517	$282,134	$303,651	$106	$—
Commercial real estate:
Non-owner occupied	2,378	3,278	7,922	13,578	2,982,907	2,996,485	7,922	—
Owner occupied	6,628	432	26,124	33,184	1,392,908	1,426,092	26,124	—
Commercial and industrial	3,020	8,552	33,741	45,313	4,699,810	4,745,123	29,171	4,570
Construction	—	—	—	—	162,724	162,724	—	—
Mortgage	254,008	107,224	385,062	746,294	5,737,257	6,483,551	166,473	218,589
Leasing	19,936	4,752	7,267	31,955	1,733,458	1,765,413	7,267	—
Consumer:
Credit cards	13,034	9,528	23,858	46,420	1,095,716	1,142,136	—	23,858
Home equity lines of credit	—	226	7	233	2,336	2,569	—	7
Personal	19,822	12,169	19,092	51,083	1,695,410	1,746,493	19,092	—
Auto	82,957	18,420	41,807	143,184	3,563,670	3,706,854	41,807	—
Other	1,022	150	939	2,111	151,567	153,678	632	307

Total	$422,189	$166,758	$545,925	$1,134,872	$23,499,897	$24,634,769	$298,594	$247,331

Variance
	Past due						Past due 90 days or more
(In thousands)	30-59 days	60-89 days	90 days or more	Total past due	Current	Loans HIP	Non-accrual loans	Accruing loans
Commercial multi-family	$(19,151)	$(2,027)	$337	$(20,841)	$22,101	$1,260	$337	$—
Commercial real estate:
Non-owner occupied	(665)	(3,278)	(438)	(4,381)	(12,477)	(16,858)	(438)	—
Owner occupied	(4,858)	(200)	(839)	(5,897)	(3,083)	(8,980)	(839)	—
Commercial and industrial	2,367	(6,455)	(7,181)	(11,269)	268,930	257,661	(6,213)	(968)
Construction	5,479	—	—	5,479	15,736	21,215	—	—
Mortgage	33,460	(1,958)	(11,756)	19,746	87,223	106,969	(2,683)	(9,073)
Leasing	695	319	(208)	806	61,829	62,635	(208)	—
Consumer:
Credit cards	1,998	(92)	73	1,979	18,424	20,403	—	73
Home equity lines of credit	—	(226)	(7)	(233)	(120)	(353)	—	(7)
Personal	1,713	586	558	2,857	(4,477)	(1,620)	558	—
Auto	20,916	6,523	(2,474)	24,965	41,473	66,438	(2,474)	—
Other	(46)	108	268	330	(475)	(145)	253	15

Total	$41,908	$(6,700)	$(21,667)	$13,541	$495,084	$508,625	$(11,707)	$(9,960)

Popular, Inc.

Financial Supplement to Second Quarter 2024 Earnings Release

Table J - Loan Delinquency - Popular U.S. Operations

(Unaudited)

30-Jun-24
Popular U.S.
	Past due						Past due 90 days or more
(In thousands)	30-59 days	60-89 days	90 days or more	Total past due	Current	Loans HIP	Non-accrual loans	Accruing loans
Commercial multi-family	$2,962	$—	$8,700	$11,662	$2,067,907	$2,079,569	$8,700	$—
Commercial real estate:
Non-owner occupied	2,494	2,783	1,025	6,302	2,018,543	2,024,845	1,025	—
Owner occupied	—	17,095	22,256	39,351	1,687,354	1,726,705	22,256	—
Commercial and industrial	5,181	304	5,992	11,477	2,181,096	2,192,573	5,782	210
Construction	—	—	—	—	921,820	921,820	—	—
Mortgage	1,309	23,479	11,554	36,342	1,256,864	1,293,206	11,554	—
Consumer:
Credit cards	—	—	—	—	18	18	—	—
Home equity lines of credit	890	462	3,780	5,132	61,644	66,776	3,780	—
Personal	1,770	1,689	1,851	5,310	129,436	134,746	1,851	—
Other	1,204	—	—	1,204	6,764	7,968	—	—

Total	$15,810	$45,812	$55,158	$116,780	$10,331,446	$10,448,226	$54,948	$210

31-Mar-24
Popular U.S.
	Past due						Past due 90 days or more
(In thousands)	30-59 days	60-89 days	90 days or more	Total past due	Current	Loans HIP	Non-accrual loans	Accruing loans
Commercial multi-family	$3,434	$—	$8,700	$12,134	$2,068,850	$2,080,984	$8,700	$—
Commercial real estate:
Non-owner occupied	740	1,364	2,407	4,511	2,056,063	2,060,574	2,407	—
Owner occupied	6,107	19,009	3,877	28,993	1,662,759	1,691,752	3,877	—
Commercial and industrial	9,961	628	6,634	17,223	2,263,137	2,280,360	6,423	211
Construction	8,825	—	—	8,825	837,754	846,579	—	—
Mortgage	25,558	533	28,071	54,162	1,245,949	1,300,111	28,071	—
Consumer:
Credit cards	—	—	—	—	17	17	—	—
Home equity lines of credit	846	390	3,986	5,222	58,926	64,148	3,986	—
Personal	2,142	1,695	2,068	5,905	144,612	150,517	2,068	—
Other	—	—	1	1	8,926	8,927	1	—

Total	$57,613	$23,619	$55,744	$136,976	$10,346,993	$10,483,969	$55,533	$211

Variance
	Past due						Past due 90 days or more
(In thousands)	30-59 days	60-89 days	90 days or more	Total past due	Current	Loans HIP	Non-accrual loans	Accruing loans
Commercial multi-family	$(472)	$—	$—	$(472)	$(943)	$(1,415)	$—	$—
Commercial real estate:
Non-owner occupied	1,754	1,419	(1,382)	1,791	(37,520)	(35,729)	(1,382)	—
Owner occupied	(6,107)	(1,914)	18,379	10,358	24,595	34,953	18,379	—
Commercial and industrial	(4,780)	(324)	(642)	(5,746)	(82,041)	(87,787)	(641)	(1)
Construction	(8,825)	—	—	(8,825)	84,066	75,241	—	—
Mortgage	(24,249)	22,946	(16,517)	(17,820)	10,915	(6,905)	(16,517)	—
Consumer:
Credit cards	—	—	—	—	1	1	—	—
Home equity lines of credit	44	72	(206)	(90)	2,718	2,628	(206)	—
Personal	(372)	(6)	(217)	(595)	(15,176)	(15,771)	(217)	—
Other	1,204	—	(1)	1,203	(2,162)	(959)	(1)	—

Total	$(41,803)	$22,193	$(586)	$(20,196)	$(15,547)	$(35,743)	$(585)	$(1)

Popular, Inc.

Financial Supplement to Second Quarter 2024 Earnings Release

Table K - Loan Delinquency - Consolidated

(Unaudited)

30-Jun-24
Popular, Inc.
	Past due						Past due 90 days or more
(In thousands)	30-59 days	60-89 days	90 days or more	Total past due	Current	Loans HIP	Non-accrual loans	Accruing loans
Commercial multi-family	$3,195	$—	$9,143	$12,338	$2,372,142	$2,384,480	$9,143	$—
Commercial real estate:
Non-owner occupied	4,207	2,783	8,509	15,499	4,988,973	5,004,472	8,509	—
Owner occupied	1,770	17,327	47,541	66,638	3,077,179	3,143,817	47,541	—
Commercial and industrial	10,568	2,401	32,552	45,521	7,149,836	7,195,357	28,740	3,812
Construction	5,479	—	—	5,479	1,100,280	1,105,759	—	—
Mortgage	288,777	128,745	384,860	802,382	7,081,344	7,883,726	175,344	209,516
Leasing	20,631	5,071	7,059	32,761	1,795,287	1,828,048	7,059	—
Consumer:
Credit cards	15,032	9,436	23,931	48,399	1,114,158	1,162,557	—	23,931
Home equity lines of credit	890	462	3,780	5,132	63,860	68,992	3,780	—
Personal	23,305	14,444	21,501	59,250	1,820,369	1,879,619	21,501	—
Auto	103,873	24,943	39,333	168,149	3,605,143	3,773,292	39,333	—
Other	2,180	258	1,207	3,645	157,856	161,501	885	322

Total	$479,907	$205,870	$579,416	$1,265,193	$34,326,427	$35,591,620	$341,835	$237,581

31-Mar-24
Popular, Inc.
	Past due						Past due 90 days or more
(In thousands)	30-59 days	60-89 days	90 days or more	Total past due	Current	Loans HIP	Non-accrual loans	Accruing loans
Commercial multi-family	$22,818	$2,027	$8,806	$33,651	$2,350,984	$2,384,635	$8,806	$—
Commercial real estate:
Non-owner occupied	3,118	4,642	10,329	18,089	5,038,970	5,057,059	10,329	—
Owner occupied	12,735	19,441	30,001	62,177	3,055,667	3,117,844	30,001	—
Commercial and industrial	12,981	9,180	40,375	62,536	6,962,947	7,025,483	35,594	4,781
Construction	8,825	—	—	8,825	1,000,478	1,009,303	—	—
Mortgage	279,566	107,757	413,133	800,456	6,983,206	7,783,662	194,544	218,589
Leasing	19,936	4,752	7,267	31,955	1,733,458	1,765,413	7,267	—
Consumer:
Credit cards	13,034	9,528	23,858	46,420	1,095,733	1,142,153	—	23,858
Home equity lines of credit	846	616	3,993	5,455	61,262	66,717	3,986	7
Personal	21,964	13,864	21,160	56,988	1,840,022	1,897,010	21,160	—
Auto	82,957	18,420	41,807	143,184	3,563,670	3,706,854	41,807	—
Other	1,022	150	940	2,112	160,493	162,605	633	307

Total	$479,802	$190,377	$601,669	$1,271,848	$33,846,890	$35,118,738	$354,127	$247,542

Variance
	Past due						Past due 90 days or more
(In thousands)	30-59 days	60-89 days	90 days or more	Total past due	Current	Loans HIP	Non-accrual loans	Accruing loans
Commercial multi-family	$(19,623)	$(2,027)	$337	$(21,313)	$21,158	$(155)	$337	$—
Commercial real estate:
Non-owner occupied	1,089	(1,859)	(1,820)	(2,590)	(49,997)	(52,587)	(1,820)	—
Owner occupied	(10,965)	(2,114)	17,540	4,461	21,512	25,973	17,540	—
Commercial and industrial	(2,413)	(6,779)	(7,823)	(17,015)	186,889	169,874	(6,854)	(969)
Construction	(3,346)	—	—	(3,346)	99,802	96,456	—	—
Mortgage	9,211	20,988	(28,273)	1,926	98,138	100,064	(19,200)	(9,073)
Leasing	695	319	(208)	806	61,829	62,635	(208)	—
Consumer:
Credit cards	1,998	(92)	73	1,979	18,425	20,404	—	73
Home equity lines of credit	44	(154)	(213)	(323)	2,598	2,275	(206)	(7)
Personal	1,341	580	341	2,262	(19,653)	(17,391)	341	—
Auto	20,916	6,523	(2,474)	24,965	41,473	66,438	(2,474)	—
Other	1,158	108	267	1,533	(2,637)	(1,104)	252	15

Total	$105	$15,493	$(22,253)	$(6,655)	$479,537	$472,882	$(12,292)	$(9,961)

Popular, Inc.

Financial Supplement to Second Quarter 2024 Earnings Release

Table L - Non-Performing Assets

(Unaudited)

							Variance
(In thousands)	30-Jun-24	As a % of loans HIP by category	31-Mar-24	As a % of loans HIP by category	30-Jun-23	As a % of loans HIP by category	Q2 2024 vs. Q1 2024	Q2 2024 vs. Q2 2023
Non-accrual loans:
Commercial
Commercial multi-family	$9,143	0.4%	$8,806	0.4%	$602	—%	$337	$8,541
Commercial real estate non-owner occupied	8,509	0.2	10,329	0.2	23,061	0.5	(1,820)	(14,552)
Commercial real estate owner occupied	47,541	1.5	30,001	1.0	40,927	1.3	17,540	6,614
Commercial and industrial	28,740	0.4	35,594	0.5	35,736	0.6	(6,854)	(6,996)
Total Commercial	93,933	0.5	84,730	0.5	100,326	0.6	9,203	(6,393)
Construction	—	—	—	—	9,284	1.1	—	(9,284)
Leasing	7,059	0.4	7,267	0.4	4,743	0.3	(208)	2,316
Mortgage	175,344	2.2	194,544	2.5	208,796	2.8	(19,200)	(33,452)
Consumer
Home equity lines of credit	3,780	5.5	3,986	6.0	4,252	6.2	(206)	(472)
Personal	21,501	1.1	21,160	1.1	20,164	1.1	341	1,337
Auto	39,333	1.0	41,807	1.1	36,204	1.0	(2,474)	3,129
Other Consumer	885	0.5	633	0.4	1,735	1.2	252	(850)
Total Consumer	65,499	0.9	67,586	1.0	62,355	0.9	(2,087)	3,144

Total non-performing loans held-in-portfolio	341,835	1.0%	354,127	1.0%	385,504	1.2%	(12,292)	(43,669)
Other real estate owned (“OREO”)	70,225		80,542		86,216		(10,317)	(15,991)

Total non-performing assets [1]	$412,060		$434,669		$471,720		$(22,609)	$(59,660)

Accruing loans past due 90 days or more [2]	$237,581		$247,542		$273,327		$(9,961)	$(35,746)

Ratios:
Non-performing assets to total assets	0.57%		0.61%		0.67%
Non-performing loans held-in-portfolio to loans held-in-portfolio	0.96		1.01		1.17
Allowance for credit losses to loans held-in-portfolio	2.05		2.11		2.12
Allowance for credit losses to non-performing loans, excluding loans held-for-sale	213.58		208.84		181.63

[1]	There were no non-performing loans held-for-sale as of June 30, 2024, March 31, 2024 and June 30, 2023.
[2]

It is the Corporation’s policy to report delinquent residential mortgage loans insured by FHA or guaranteed by the VA as accruing loans past due 90 days or more as opposed to non-performing since the principal repayment is insured. The balance of these loans includes $10 million at June 30, 2024, related to the rebooking of loans previously pooled into GNMA securities, in which the Corporation had a buy-back option as further described below ( March 31, 2024 - $10 million; June 30, 2023 - $7 million). Under the GNMA program, issuers such as BPPR have the option but not the obligation to repurchase loans that are 90 days or more past due. For accounting purposes, these loans subject to the repurchase option are required to be reflected (rebooked) on the financial statements of BPPR with an offsetting liability. These balances include $81 million of residential mortgage loans insured by FHA or guaranteed by the VA that are no longer accruing interest as of June 30, 2024 (March 31, 2024 - $93 million; June 30, 2023 - $133 million). Furthermore, the Corporation has approximately $34 million in reverse mortgage loans which are guaranteed by FHA, but which are currently not accruing interest. Due to the guaranteed nature of the loans, it is the Corporation’s policy to exclude these balances from non-performing assets (March 31, 2024- $37 million; June 30, 2023 - $39 million).

Popular, Inc.

Financial Supplement to Second Quarter 2024 Earnings Release

Table M - Activity in Non-Performing Loans

(Unaudited)

Commercial loans held-in-portfolio:
	Quarter ended 30-Jun-24			Quarter ended 31-Mar-24
(In thousands)	BPPR	Popular U.S.	Popular, Inc.	BPPR	Popular U.S.	Popular, Inc.
Beginning balance NPLs	$63,323	$21,407	$84,730	$72,992	$11,163	$84,155
Plus:
New non-performing loans	4,031	21,940	25,971	4,343	15,039	19,382
Advances on existing non-performing loans	—	282	282	—	20	20
Less:
Non-performing loans transferred to OREO	(280)	—	(280)	—	—	—
Non-performing loans charged-off	(5,700)	—	(5,700)	(7,999)	(950)	(8,949)
Loans returned to accrual status / loan collections	(5,204)	(5,866)	(11,070)	(6,013)	(3,865)	(9,878)

Ending balance NPLs	$56,170	$37,763	$93,933	$63,323	$21,407	$84,730

Construction loans held-in-portfolio:
	Quarter ended 30-Jun-24			Quarter ended 31-Mar-24
(In thousands)	BPPR	Popular U.S.	Popular, Inc.	BPPR	Popular U.S.	Popular, Inc.
Beginning balance NPLs	$—	$—	$—	$6,378	$—	$6,378
Less:
Loans returned to accrual status / loan collections	—	—	—	(6,378)	—	(6,378)

Ending balance NPLs	$—	$—	$—	$—	$—	$—

Mortgage loans held-in-portfolio:
	Quarter ended 30-Jun-24			Quarter ended 31-Mar-24
(In thousands)	BPPR	Popular U.S.	Popular, Inc.	BPPR	Popular U.S.	Popular, Inc.
Beginning balance NPLs	$166,473	$28,071	$194,544	$175,106	$11,191	$186,297
Plus:
New non-performing loans	37,009	3,967	40,976	29,160	20,334	49,494
Advances on existing non-performing loans	—	16	16	—	2	2
Less:
Non-performing loans transferred to OREO	(4,260)	(24)	(4,284)	(4,109)	—	(4,109)
Non-performing loans charged-off	110	(18)	92	(310)	—	(310)
Loans returned to accrual status / loan collections	(35,542)	(20,458)	(56,000)	(33,374)	(3,456)	(36,830)

Ending balance NPLs	$163,790	$11,554	$175,344	$166,473	$28,071	$194,544

Total non-performing loans held-in-portfolio (excluding consumer):
	Quarter ended 30-Jun-24			Quarter ended 31-Mar-24
(In thousands)	BPPR	Popular U.S.	Popular, Inc.	BPPR	Popular U.S.	Popular, Inc.
Beginning balance NPLs	$229,796	$49,478	$279,274	$254,476	$22,354	$276,830
Plus:
New non-performing loans	41,040	25,907	66,947	33,503	35,373	68,876
Advances on existing non-performing loans	—	298	298	—	22	22
Less:
Non-performing loans transferred to OREO	(4,540)	(24)	(4,564)	(4,109)	—	(4,109)
Non-performing loans charged-off	(5,590)	(18)	(5,608)	(8,309)	(950)	(9,259)
Loans returned to accrual status / loan collections	(40,746)	(26,324)	(67,070)	(45,765)	(7,321)	(53,086)

Ending balance NPLs	$219,960	$49,317	$269,277	$229,796	$49,478	$279,274

Popular, Inc.

Financial Supplement to Second Quarter 2024 Earnings Release

Table N - Allowance for Credit Losses, Net Charge-offs and Related Ratios

(Unaudited)

	Quarters ended
(In thousands)	30-Jun-24	31-Mar-24	30-Jun-23
Balance at beginning of period - loans held-in-portfolio	$739,544	$729,341	$689,120
Provision for credit losses	44,157	72,386	35,661
Initial allowance for credit losses - PCD Loans	6	17	10

	783,707	801,744	724,791

Net loans charge-off (recovered)- BPPR
Commercial:
Commercial multi-family	—	(1)	(1)
Commercial real estate non-owner occupied	(44)	(325)	430
Commercial real estate owner occupied	(1,134)	2,247	(329)
Commercial and industrial	6,021	5,109	(1,431)
Total Commercial	4,843	7,030	(1,331)
Leasing	2,700	3,685	1,593
Mortgage	(3,749)	(4,426)	(3,384)
Consumer:
Credit cards	13,712	13,958	6,502
Home equity lines of credit	41	104	(25)
Personal	20,975	21,940	12,641
Auto	10,257	13,846	2,491
Other Consumer	529	424	200
Total Consumer	45,514	50,272	21,809

Total net charged-off BPPR	$49,308	$56,561	$18,687

Net loans charge-off (recovered) - Popular U.S.
Commercial:
Commercial multi-family	(4)	440	(1)
Commercial real estate non-owner occupied	(42)	(64)	(66)
Commercial real estate owner occupied	(59)	(24)	156
Commercial and industrial	988	408	1,734
Total Commercial	883	760	1,823
Construction	(100)	—	—
Mortgage	(17)	(25)	(109)
Consumer:
Home equity lines of credit	(383)	(148)	(166)
Personal	3,941	5,027	3,708
Other Consumer	(2)	25	47
Total Consumer	3,556	4,904	3,589

Total net charged-off Popular U.S.	$4,322	$5,639	$5,303

Total loans charged-off - Popular, Inc.	$53,630	$62,200	$23,990

Net write- downs [1]	$—	$—	$601

Balance at end of period - loans held-in-portfolio	$730,077	$739,544	$700,200

Balance at beginning of period - unfunded commitments	$16,767	$17,006	$9,415
Provision for credit losses (benefit)	2,118	(239)	2,178

Balance at end of period - unfunded commitments [2]	$18,885	$16,767	$11,593

POPULAR, INC.
Annualized net charge-offs (recoveries) to average loans held-in-portfolio	0.61%	0.71%	0.29%
Provision for credit losses - loan portfolios to net charge-offs	82.34%	116.38%	148.65%
BPPR
Annualized net charge-offs (recoveries) to average loans held-in-portfolio	0.79%	0.92%	0.33%

Provision for credit losses (benefit) - loan portfolios to net charge-offs	98.53%	107.86%	151.86%
Popular U.S.
Annualized net charge-offs (recoveries) to average loans held-in-portfolio	0.16%	0.21%	0.22%
Provision for credit losses (benefit) - loan portfolios to net charge-offs	(102.45)%	201.77%	137.32%

[1]	Net write-downs for the quarter ended June 30, 2023 are related to credit cards loans reclassified to held-for-sale.
[2]	Allowance for credit losses of unfunded commitments is presented as part of Other Liabilities in the Consolidated Statements of Financial Condition.

Popular, Inc.

Financial Supplement to Second Quarter 2024 Earnings Release

Table O - Allowance for Credit Losses “ACL”- Loan Portfolios - Consolidated

(Unaudited)

	30-Jun-24
(In thousands)	Total ACL	Total loans held-in-portfolio	ACL to loans held-in-portfolio
Commercial:
Commercial multi-family	$11,180	$2,384,480	0.47%
Commercial real estate - non-owner occupied	64,235	5,004,472	1.28%
Commercial real estate - owner occupied	58,190	3,143,817	1.85%
Commercial and industrial	126,482	7,195,357	1.76%

Total commercial	$260,087	$17,728,126	1.47%

Construction	12,889	1,105,759	1.17%
Mortgage	83,289	7,883,726	1.06%
Leasing	14,385	1,828,048	0.79%
Consumer:
Credit cards	86,313	1,162,557	7.42%
Home equity lines of credit	1,726	68,992	2.50%
Personal	107,448	1,879,619	5.72%
Auto	157,449	3,773,292	4.17%
Other consumer	6,491	161,501	4.02%

Total consumer	$359,427	$7,045,961	5.10%

Total	$730,077	$35,591,620	2.05%

	31-Mar-24
(In thousands)	Total ACL	Total loans held-in-portfolio	ACL to loans held-in-portfolio
Commercial:
Commercial multi-family	$12,743	$2,384,635	0.53%
Commercial real estate - non-owner occupied	65,624	5,057,059	1.30%
Commercial real estate - owner occupied	63,807	3,117,844	2.05%
Commercial and industrial	120,418	7,025,483	1.71%

Total commercial	$262,592	$17,585,021	1.49%

Construction	11,139	1,009,303	1.10%
Mortgage	86,438	7,783,662	1.11%
Leasing	8,991	1,765,413	0.51%
Consumer:
Credit cards	88,169	1,142,153	7.72%
Home equity lines of credit	1,872	66,717	2.81%
Personal	116,077	1,897,010	6.12%
Auto	157,456	3,706,854	4.25%
Other consumer	6,810	162,605	4.19%

Total consumer	$370,384	$6,975,339	5.31%

Total	$739,544	$35,118,738	2.11%

	Variance
(In thousands)	Total ACL	Total loans held-in-portfolio	ACL to loans held-in-portfolio
Commercial:
Commercial multi-family	$(1,563)	$(155)	(0.06)%
Commercial real estate - non-owner occupied	(1,389)	(52,587)	(0.02)%
Commercial real estate - owner occupied	(5,617)	25,973	(0.20)%
Commercial and industrial	6,064	169,874	0.05%

Total commercial	$(2,505)	$143,105	(0.02)%

Construction	1,750	96,456	0.07%
Mortgage	(3,149)	100,064	(0.05)%
Leasing	5,394	62,635	0.28%
Consumer:
Credit cards	(1,856)	20,404	(0.30)%
Home equity lines of credit	(146)	2,275	(0.31)%
Personal	(8,629)	(17,391)	(0.40)%
Auto	(7)	66,438	(0.08)%
Other consumer	(319)	(1,104)	(0.17)%

Total consumer	$(10,957)	$70,622	(0.21)%

Total	$(9,467)	$472,882	(0.06)%

Popular, Inc.

Financial Supplement to Second Quarter 2024 Earnings Release

Table P - Allowance for Credit Losses “ACL”- Loan Portfolios - BPPR Operations

(Unaudited)

	30-Jun-24
	BPPR
(In thousands)	Total ACL	Total loans held-in-portfolio	ACL to loans held-in-portfolio
Commercial:
Commercial multi-family	$3,303	$304,911	1.08%
Commercial real estate - non-owner occupied	53,386	2,979,627	1.79%
Commercial real estate - owner occupied	39,375	1,417,112	2.78%
Commercial and industrial	111,263	5,002,784	2.22%

Total commercial	$207,327	$9,704,434	2.14%

Construction	3,638	183,939	1.98%
Mortgage	73,900	6,590,520	1.12%
Leasing	14,385	1,828,048	0.79%
Consumer:
Credit cards	86,313	1,162,539	7.42%
Home equity lines of credit	83	2,216	3.75%
Personal	94,021	1,744,873	5.39%
Auto	157,449	3,773,292	4.17%
Other consumer	6,489	153,533	4.23%

Total consumer	$344,355	$6,836,453	5.04%

Total	$643,605	$25,143,394	2.56%

	31-Mar-24
	BPPR
(In thousands)	Total ACL	Total loans held-in-portfolio	ACL to loans held-in-portfolio
Commercial:
Commercial multi-family	$3,567	$303,651	1.17%
Commercial real estate - non-owner occupied	53,666	2,996,485	1.79%
Commercial real estate - owner occupied	43,537	1,426,092	3.05%
Commercial and industrial	102,844	4,745,123	2.17%

Total commercial	$203,614	$9,471,351	2.15%

Construction	3,114	162,724	1.91%
Mortgage	76,564	6,483,551	1.18%
Leasing	8,991	1,765,413	0.51%
Consumer:
Credit cards	88,169	1,142,136	7.72%
Home equity lines of credit	102	2,569	3.97%
Personal	99,504	1,746,493	5.70%
Auto	157,456	3,706,854	4.25%
Other consumer	6,808	153,678	4.43%

Total consumer	$352,039	$6,751,730	5.21%

Total	$644,322	$24,634,769	2.62%

	Variance
(In thousands)	Total ACL	Total loans held-in-portfolio	ACL to loans held-in-portfolio
Commercial:
Commercial multi-family	$(264)	$1,260	(0.09)%
Commercial real estate - non-owner occupied	(280)	(16,858)	—%
Commercial real estate - owner occupied	(4,162)	(8,980)	(0.27)%
Commercial and industrial	8,419	257,661	0.05%

Total commercial	$3,713	$233,083	(0.01)%

Construction	524	21,215	0.07%
Mortgage	(2,664)	106,969	(0.06)%
Leasing	5,394	62,635	0.28%
Consumer:
Credit cards	(1,856)	20,403	(0.30)%
Home equity lines of credit	(19)	(353)	(0.22)%
Personal	(5,483)	(1,620)	(0.31)%
Auto	(7)	66,438	(0.08)%
Other consumer	(319)	(145)	(0.20)%

Total consumer	$(7,684)	$84,723	(0.17)%

Total	$(717)	$508,625	(0.06)%

Popular, Inc.

Financial Supplement to Second Quarter 2024 Earnings Release

Table Q - Allowance for Credit Losses “ACL”- Loan Portfolios - POPULAR U.S. Operations

(Unaudited)

	30-Jun-24
	Popular U.S.
(In thousands)	Total ACL	Total loans held-in-portfolio	ACL to loans held-in-portfolio
Commercial:
Commercial multi-family	$7,877	$2,079,569	0.38%
Commercial real estate - non-owner occupied	10,849	2,024,845	0.54%
Commercial real estate - owner occupied	18,815	1,726,705	1.09%
Commercial and industrial	15,219	2,192,573	0.69%

Total commercial	$52,760	$8,023,692	0.66%

Construction	9,251	921,820	1.00%
Mortgage	9,389	1,293,206	0.73%
Consumer:
Credit cards	—	18	—%
Home equity lines of credit	1,643	66,776	2.46%
Personal	13,427	134,746	9.96%
Other consumer	2	7,968	0.03%

Total consumer	$15,072	$209,508	7.19%

Total	$86,472	$10,448,226	0.83%

	31-Mar-24
	Popular U.S.
(In thousands)	Total ACL	Total loans held-in-portfolio	ACL to loans held-in-portfolio
Commercial:
Commercial multi-family	$9,176	$2,080,984	0.44%
Commercial real estate - non-owner occupied	11,958	2,060,574	0.58%
Commercial real estate - owner occupied	20,270	1,691,752	1.20%
Commercial and industrial	17,574	2,280,360	0.77%

Total commercial	$58,978	$8,113,670	0.73%

Construction	8,025	846,579	0.95%
Mortgage	9,874	1,300,111	0.76%
Consumer:
Credit cards	—	17	—%
Home equity lines of credit	1,770	64,148	2.76%
Personal	16,573	150,517	11.01%
Other consumer	2	8,927	0.02%

Total consumer	$18,345	$223,609	8.20%

Total	$95,222	$10,483,969	0.91%

	Variance
(In thousands)	Total ACL	Total loans held-in-portfolio	ACL to loans held-in-portfolio
Commercial:
Commercial multi-family	$(1,299)	$(1,415)	(0.06)%
Commercial real estate - non-owner occupied	(1,109)	(35,729)	(0.04)%
Commercial real estate - owner occupied	(1,455)	34,953	(0.11)%
Commercial and industrial	(2,355)	(87,787)	(0.08)%

Total commercial	$(6,218)	$(89,978)	(0.07)%

Construction	1,226	75,241	0.05%
Mortgage	(485)	(6,905)	(0.03)%
Consumer:
Credit cards	—	1	—%
Home equity lines of credit	(127)	2,628	(0.30)%
Personal	(3,146)	(15,771)	(1.05)%
Other consumer	—	(959)	0.01%

Total consumer	$(3,273)	$(14,101)	(1.01)%

Total	$(8,750)	$(35,743)	(0.08)%

Popular, Inc.

Financial Supplement to Second Quarter 2024 Earnings Release

Table R - Reconciliation to GAAP Financial Measures

(Unaudited)

(In thousands, except share or per share information)	30-Jun-24	31-Mar-24	30-Jun-23
Total stockholders’ equity	$5,372,678	$5,177,314	$4,565,009
Less: Preferred stock	(22,143)	(22,143)	(22,143)
Less: Goodwill	(804,428)	(804,428)	(827,428)
Less: Other intangibles	(8,235)	(8,969)	(11,354)

Total tangible common equity	$4,537,872	$4,341,774	$3,704,084

Total assets	$72,845,072	$70,936,939	$70,838,266
Less: Goodwill	(804,428)	(804,428)	(827,428)
Less: Other intangibles	(8,235)	(8,969)	(11,354)

Total tangible assets	$72,032,409	$70,123,542	$69,999,484

Tangible common equity to tangible assets	6.30%	6.19%	5.29%
Common shares outstanding at end of period	72,365,926	72,284,875	72,103,969
Tangible book value per common share	$62.71	$60.06	$51.37

	Quarterly average
Total stockholders’ equity [1]	$6,303,672	$6,198,740	$5,783,912
Average unrealized (gains) losses on AFS securities transferred to HTM	595,362	639,226	769,576

Adjusted total stockholder’s equity	6,899,034	6,837,966	6,553,488

Less: Preferred Stock	(22,143)	(22,143)	(22,143)
Less: Goodwill	(804,427)	(804,427)	(827,427)
Less: Other intangibles	(8,706)	(9,490)	(11,875)

Total tangible equity	$6,063,758	$6,001,906	$5,692,043
Return on average tangible common equity	11.77%	6.90%	10.63%

[1]	Average balances exclude unrealized gains or losses on debt securities available-for-sale.

CONTACTS:

Popular, Inc.

Investor Relations:

Paul J. Cardillo, 212-417-6721

Senior Vice President and Investor Relations Officer

pcardillo@popular.com

or

Media Relations:

MC González Noguera, 917-804-5253

Executive Vice President and Chief Communications & Public Affairs Officer

mc.gonzalez@popular.com